Exhibit 99.2

GAP INC. ANNOUNCES NEW $750 MILLION SHARE REPURCHASE PROGRAM

Bringing Total Fiscal Year 2010 Share Repurchase Authorizations to $1.75 Billion

SAN FRANCISCO – August 19, 2010 – Gap Inc. (NYSE: GPS) announced that its Board of Directors authorized a new $750 million share repurchase program. The company ended the second quarter of fiscal year 2010 with $150 million remaining under the $1 billion share repurchase program authorized by its Board of Directors in February this year.

“We are committed to distributing excess cash to our shareholders, and we are pleased that so far this year, we have returned more than one billion dollars through share repurchases,” said Sabrina Simmons, chief financial officer of Gap Inc.

During the first half of fiscal year 2010, the company repurchased about 52 million shares for $1.1 billion. Even after these repurchases, the company ended the second quarter of fiscal year 2010 with $1.7 billion in cash and cash equivalents and short-term investments.

The company has repurchased about 416 million shares for a total of approximately $8 billion since October 2004.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding returning excess cash to shareholders.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on the company’s financial performance or strategies; the highly competitive nature of the company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that the company will be unsuccessful in identifying and negotiating new store locations and renewing or modifying leases for existing store locations effectively; the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives; the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs, structure and access to capital in future periods; the risk that changes to the company’s information technology systems may disrupt its operations; the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt the company’s supply chain or operations; the risk that the company’s efforts to expand internationally may not be successful and could impair the value of its brands; the risk that acts or omissions by the company’s third party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on the company’s reputation or operations; the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition and results of operations; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, expenses, and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010. Readers should also consult the company’s quarterly report on Form 10-Q for the fiscal quarter ended May 1, 2010.

These forward-looking statements are based on information as of August 19, 2010. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2009 sales were $14.2 billion. Gap Inc. operates about 3,100 stores in the United States, Canada, the United Kingdom, France, Ireland, and Japan. In addition, Gap Inc. is expanding its international presence with franchise agreements in Asia, Australia, Europe, Latin America, and the Middle East. For more information, please visit www.gapinc.com.

Investor Relations:

Aina Konold

(415) 427-4454

Media Relations:

Kris Marubio

(415) 427-1798

press@gap.com